________________________________

NATWEST GROUP PLC

as Company

and

THE BANK OF NEW YORK MELLON,
ACTING THROUGH ITS LONDON BRANCH

as Trustee

________________________________

NINTH SUPPLEMENTAL INDENTURE

dated as of March 3, 2026

to the

SUBORDINATED DEBT SECURITIES INDENTURE

dated as of December 4, 2012

and the

FIRST SUPPLEMENTAL INDENTURE

dated as of December 4, 2012

and the

FOURTH SUPPLEMENTAL INDENTURE

dated as of May 28, 2014

and the

SIXTH SUPPLEMENTAL INDENTURE

dated as of August 19, 2020

$750,000,000 FIXED-TO-FIXED RESET RATE SUBORDINATED TIER 2 NOTES DUE 2047

This NINTH SUPPLEMENTAL INDENTURE dated as of March 3, 2026, among NATWEST GROUP PLC, a corporation incorporated in Scotland with registered number SC045551, as issuer (the “Company”), and THE BANK OF NEW YORK MELLON, acting through its London Branch, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (the “Trustee”) having its Corporate Trust Office at 160 Queen Victoria Street, London, EC4V 4LA, United Kingdom.

WITNESSETH:

WHEREAS, the Company and the Trustee have executed and delivered a Subordinated Debt Securities Indenture dated as of December 4, 2012, as amended and supplemented by the First Supplemental Indenture dated as of December 4, 2012, the Fourth Supplemental Indenture dated as of May 28, 2014 and the Sixth Supplemental Indenture dated as of August 19, 2020 (collectively, the “Base Indenture”) to provide for the issuance of the Company’s Subordinated Debt Securities from time to time;

WHEREAS, Section 9.01(f) of the Base Indenture provides that the Company and the Trustee may enter into a supplemental indenture to establish the forms or terms of the Subordinated Debt Securities of any series without the consent of Holders as permitted under Sections 2.01 and 3.01 of the Base Indenture;

WHEREAS, the Company desires to issue, as a further series of Subordinated Debt Securities under the Base Indenture, $750,000,000 Fixed-to-Fixed Reset Rate Subordinated Tier 2 Notes due 2047 (the “Notes”) to be issued pursuant to this Ninth Supplemental Indenture dated as of March 3, 2026 (the “Ninth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”);

WHEREAS, where indicated, this Ninth Supplemental Indenture shall amend and supplement the Base Indenture, but only with respect to the Notes; to the extent that the terms of the Base Indenture are inconsistent with the provisions of this Ninth Supplemental Indenture, the terms of this Ninth Supplemental Indenture shall govern;

WHEREAS, there are no debt securities outstanding of any series created prior to the execution of this Ninth Supplemental Indenture which are entitled to the benefit of the provisions set forth herein or would be adversely affected by such provisions;

WHEREAS, the entry into of this Ninth Supplemental Indenture has been authorized pursuant to a Board Resolution as required by Section 9.01 of the Base Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Ninth Supplemental Indenture, and whereas all actions required by it to be taken in order to make this Ninth Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this Ninth Supplemental Indenture has been duly authorized in all respects; and

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

Article 1
DEFINITIONS

Section 1.01. Definition of Terms. For all purposes of this Ninth Supplemental Indenture:

(a)       a term defined anywhere in this Ninth Supplemental Indenture has the same meaning throughout;

(b)       capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Base Indenture;

(c)       the singular includes the plural and vice versa;

(d)       headings are for convenience of reference only and do not affect interpretation; and

(e)       for purposes of this Ninth Supplemental Indenture and the Base Indenture, the term “series” shall mean the series of securities designated as the Notes.

Article 2
THE NOTES

Section 2.01. Terms of the Notes. The following terms relating to the Notes are hereby established pursuant to Section 3.01 of the Base Indenture:

(a)       The title of the Notes shall be “Fixed-to-Fixed Reset Rate Subordinated Tier 2 Notes due 2047”;

(b)       The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture shall not initially exceed $750,000,000 (except as otherwise provided in the Indenture);

(c)       Principal on the Notes shall be payable on March 3, 2047 (the “Maturity Date”), unless earlier redeemed in accordance with the provisions set forth in Article 11 of the Indenture;

(d)       The Notes shall be issued in global registered form on or about March 3, 2026;

(e)       The Notes shall bear interest from (and including) March 3, 2026 to (but excluding) March 3, 2046 (the “Interest Reset Date”), at a rate of 5.908% per annum, and from (and including) the Interest Reset Date to (but excluding) the Maturity Date (the “Reset Period”), at a rate per annum equal to the applicable U.S. Treasury Rate (as defined below) as determined by the Calculation Agent on the Reset Determination Date (as defined below), plus 1.300%. Interest on the Notes will be paid semi-annually in arrear on March 3 and September 3 of each year (each, an “Interest Payment Date”), beginning on September 3, 2026, to (and including) the Maturity Date.

The “Reset Determination Date” will be the second business day immediately preceding the Interest Reset Date.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London.

Interest on the Notes will be calculated on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such period.

The “Regular Record Dates” for the Notes will be the 15th calendar day immediately preceding each Interest Payment Date, whether or not a business day.

If any scheduled Interest Payment Date is not a business day, the Company will pay interest on the next day that is a business day, but interest on such payment will not accrue during the period from and after such scheduled Interest Payment Date.

If the scheduled Maturity Date or date of redemption or repurchase or repayment of the Notes is not a business day, the Company may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption, repurchase or repayment;

(f)       The Calculation Agent for the Notes is National Westminster Bank plc or its successor appointed by the Company, pursuant to a calculation agent agreement entered into on March 3, 2026, as may be amended, supplemented or superseded from time to time;

(g)      The U.S. Treasury Rate shall be determined by the Calculation Agent in accordance with the following provisions:

“U.S. Treasury Rate” means, with respect to the Interest Reset Date, the rate per annum equal to: (1) the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for one-year maturity, for the five business days immediately prior to the Reset Determination Date and appearing under the caption “Treasury constant maturities” at 5:00 p.m. (New York City time) on the Reset Determination Date in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury Constant Maturities”, for the maturity of one year; or (2) if such release (or any successor release) is not published during the week immediately prior to the Reset Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Interest Reset Date.

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to the Company equal to the yield on U.S. Treasury securities having a maturity of one year as set forth in the most recently published statistical release designated “H.15 Daily Update” under the caption “Treasury constant maturities” (or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities” for the maturity of one year) at 5:00 p.m. (New York City time) on the Reset Determination Date on which such rate was set forth in such release (or any successor release).

“Comparable Treasury Issue” means, with respect to the Reset Period, the U.S. Treasury security or securities selected by the Company with a maturity date on or about the last day of the Reset Period and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year.

“Comparable Treasury Price” means, with respect to the Interest Reset Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for the Interest Reset Date (calculated on the Reset Determination Date preceding the Interest Reset Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then such Reference Treasury Dealer Quotation as quoted in writing to the Calculation Agent by a Reference Treasury Dealer.

“Reference Treasury Dealer” means each of up to five banks selected by the Company (following, where practicable, consultation with the Calculation Agent), or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and the Interest Reset Date, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the Reset Determination Date.

All percentages resulting from any calculation of any interest rate on the Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward;

(h)      No premium, upon redemption or otherwise, shall be payable by the Company on the Notes;

(i)       Principal of and any interest on the Notes shall be paid to the Holder through The Bank of New York Mellon, as paying agent of the Company having offices in London, United Kingdom;

(j)       The Notes shall not be redeemable except as provided in Article 11 of the Indenture.  The Notes shall not be redeemable at the option of the Holders at any time. In connection with any redemption of Notes pursuant to Section 11.08 of the Indenture, the date referenced therein shall be March 3, 2046;

(k)      The Company shall have no obligation to redeem or purchase the Notes pursuant to any sinking fund or analogous provision;

(l)       The Notes shall be issued only in denominations of $200,000 and integral multiples of $1,000 in excess thereof;

(m)     The principal amount of, and any accrued interest on, the Notes shall be payable upon the declaration of acceleration thereof pursuant to Section 5.02 of the Indenture;

(n)      Additional Amounts shall only be payable on the Notes pursuant to Section 10.04 of the Indenture;

(o)      The Notes shall not be converted into or exchanged at the option of the Company for stock or other securities of the Company;

(p)      The Notes shall be denominated in U.S. Dollars;

(q)      The payment of principal of and interest, if any, on the Notes shall be payable in U.S. Dollars;

(r)       The payment of principal of and interest, if any, on the Notes shall be payable only in the coin or currency in which the Notes are denominated which, pursuant to (p) above, shall be U.S. Dollars;

(s)       The Notes will be issued in the form of one or more global securities in registered form, without coupons attached, and the initial Holder with respect to each such global security shall be Cede & Co., as nominee of The Depository Trust Company;

(t)       Except in limited circumstances, the Notes will not be issued in definitive form;

(u)      The Events of Default on the Notes are as set forth in Section 5.01 of the Indenture and Defaults are set forth in Section 5.03 of the Indenture;

(v)      The subordination terms of the Notes are as set forth in Article 12 of the Indenture; and

(w)     The form of the Notes shall be evidenced by one or more global notes in registered form (each, a “Global Note”) substantially in the form of Exhibit A attached to this Ninth Supplemental Indenture and made part thereof.

Article 3
SUPPLEMENTAL TERMS APPLICABLE TO THE NOTES ONLY

Section 3.01. Definitions.  With respect to the Notes only, Section 1.01 of the Base Indenture is amended to include the following definitions (which shall be deemed to arise in Section 1.01 in their proper alphabetical order):

“Bail-in Legislation” means Part I of the U.K. Banking Act 2009 and any other law, regulation, rule or requirement applicable from time to time in the U.K. relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Bail-in Powers” means any Write-down and Conversion Powers.

“Banking Act” has the meaning set forth in the definition of U.K. bail-in power.

“Beneficial Owners” shall mean (a) if the Subordinated Debt Securities are in global form, the beneficial owners of the Subordinated Debt Securities (and any interest therein) and (b) if the Subordinated Debt Securities are held in definitive form, the holders in whose names the Subordinated Debt Securities are registered in the Subordinated Debt Security Register and any beneficial owners holding an interest in such Subordinated Debt Securities held in definitive form.

“BRRD” means Directive 2014/59/EU (as amended) establishing a framework for the recovery and resolution of credit institutions and investment firms, as the same may be amended or replaced from time to time.

“BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation.

“business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London.

“Calculation Agent” shall mean National Westminster Bank Plc or its successor appointed by the Company, pursuant to a calculation agent agreement entered into on the same day as this Ninth Supplemental Indenture, as may be amended, supplemented or superseded from time to time.

“Capital Disqualification Event” shall be deemed to have occurred if at any time the Company determines that, as a result of any amendment to, or change in the regulatory classification of the Notes under, the Capital Regulations (or official interpretation thereof), in any such case becoming effective on or after the Issue Date of the Notes, the whole or any part of the Notes are, or are likely to be, excluded from Tier 2 Capital of the Company and/or the Regulatory Group.

“Capital Regulations” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy and/or minimum requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments (including, without limitation, as to leverage) of the United Kingdom, the PRA, the United Kingdom resolution authority, the Financial Stability Board and/or of the European Parliament or of the Council of the European Union, including as they form part of the domestic law of the United Kingdom either on or before December 31, 2020 or by virtue of the EUWA, and as they may be amended or replaced by the laws of England and Wales from time to time, and any regulations, requirements, guidelines, rules, standards and policies relating to requirements for own funds and eligible liabilities and/or loss absorbing capacity instruments adopted by the PRA and/or the United Kingdom resolution authority from time to time (whether or not such regulations, requirements, guidelines, rules, standards or policies are applied generally or specifically to the Company or to the Regulatory Group).

“Comparable Treasury Issue” has the meaning set forth in Section 2.01 of the Ninth Supplemental Indenture.

“Comparable Treasury Price” has the meaning set forth in Section 2.01 of the Ninth Supplemental Indenture.

“CRD” means, taken together, (i) the CRD Directive and (ii) the CRD Regulation to the extent applicable to the Company or the Regulatory Group.

“CRD Directive” means Directive 2013/36/EU of the European Parliament and of the Council of June 26, 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, as amended or replaced from time to time (including as amended by Directive (EU) 2019/878 of the European Parliament and of the Council of 20 May 2019) and/or any Capital Regulations, to the extent that they form part of the domestic law of the United Kingdom either on or before December 31, 2020 or by virtue of the EUWA, and as they may be amended or replaced by the laws of England and Wales from time to time.

“CRD Regulation” means Regulation (EU) No. 575/2013 of the European Parliament and of the Council of June 26, 2013, on prudential requirements for credit institutions and investment firms amending Regulation (EU) No. 648/2012, as amended or replaced from time to time (including as amended by Regulation (EU) 2019/876 of the European Parliament and of the Council of 20 May 2019, to the extent then in application) and/or any Capital Regulations, to the extent that they form part of the domestic law of the United Kingdom either on or before December 31, 2020 or by virtue of the EUWA, and as they may be amended or replaced by the laws of England and Wales from time to time.

“EUWA” means the European Union (Withdrawal) Act 2018.

“FATCA” means (i) sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended, any U.S. Treasury regulations promulgated thereunder, or any official guidance with respect thereto; (ii) any intergovernmental agreement between the United States and any other jurisdiction which facilitates the implementation of clause (i), or any law, regulation or other official guidance enacted or issued in any jurisdiction to implement such intergovernmental agreement; or (iii) any agreement entered into with the U.S. Internal Revenue Service, the U.S. Treasury or any governmental or taxation authority in any other jurisdiction for the implementation of clauses (i) or (ii).

“FATCA Withholding” means any amount required to be deducted or withheld from any payment under the Subordinated Debt Securities or this Subordinated Debt Securities Indenture pursuant to FATCA.

“Global Note” has the meaning set forth in Section 2.01 of the Ninth Supplemental Indenture.

“Interest Payment Date” has the meaning set forth in Section 2.01 of the Ninth Supplemental Indenture.

“Interest Reset Date” has the meaning set forth in Section 2.01 of the Ninth Supplemental Indenture.

“Issue Date” means March 3, 2026, being the date of the initial issue of the Notes.

“Junior Creditors” means creditors of the Company who are holders of any additional Tier 1 capital (within the meaning of the Capital Regulations) issued by the Company, and in each case any other obligations of the Company which rank or are expressed to rank pari passu with any of such obligations.

“Maturity Date” means March 3, 2047.

“Ninth Supplemental Indenture” means this Ninth Supplemental Indenture under the Subordinated Debt Securities Indenture, dated as of March 3, 2026, among the Company and the Trustee.

“Notes” has the meaning set forth in the recitals to the Ninth Supplemental Indenture.

“Order” means Banks and Building Societies (Priorities on Insolvency) Order 2018.

“Parity Creditors” means creditors of the Company who are holders of any Tier 2 Capital issued by the Company, and in each case any other obligations of the Company which rank or are expressed to rank pari passu with any of such obligations.

“PRA” means the UK Prudential Regulation Authority and/or such other governmental authority in the United Kingdom having primary supervisory authority with respect to prudential regulation of the Company’s business.

“Ranking Legislation” means the Order and any other law or regulation applicable to the Company which is amended by the Order.

“Reference Treasury Dealer” has the meaning set forth in Section 2.01 of the Ninth Supplemental Indenture.

“Reference Treasury Dealer Quotations” has the meaning set forth in Section 2.01 of the Ninth Supplemental Indenture.

“Regulatory Group” means the Company, the Company’s subsidiary undertakings, participations, participating interests and any subsidiary undertakings, participations or participating interests held (directly or indirectly) by any of the Company’s subsidiary undertakings from time to time and any other undertakings from time to time consolidated with the Company for regulatory purposes, in each case in accordance with the rules and guidance of the PRA then in effect.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Company.

“relevant U.K. authority” means any authority with the ability to exercise a U.K. bail-in power.

“Reset Determination Date” has the meaning set forth in Section 2.01 of the Ninth Supplemental Indenture.

“Reset Period” has the meaning set forth in Section 2.01 of the Ninth Supplemental Indenture.

“secondary non-preferential debts” shall have the meaning given to it in the Ranking Legislation, as amended from time to time. Currently, the Ranking Legislation states that “secondary non-preferential debts” means non-preferential debts issued by a relevant financial institution under an instrument where (i) the original contractual maturity of the instrument is of at least one year, (ii) the instrument is not a derivative and contains no embedded derivative, and (iii) the relevant contractual documentation and where applicable the prospectus related to the issue of the debts explain the priority of the debts under the Insolvency Act 1986.

“Senior Creditors” means, in respect of the Company, the creditors of the Company whose claims are admitted to proof in the winding up, administration or other insolvency procedure of the Company and (i) who are unsubordinated creditors of the Company or (ii) who are subordinated creditors of the Company (whether in the event of a winding up or administration of the Company or otherwise) other than (x) those whose claims by law rank, or by their terms are expressed to rank, pari passu with or junior to the claims of the holders of the Notes, or (y) those who are Parity Creditors or Junior Creditors or (iii) who are creditors in respect of any secondary non-preferential debts.

“Tier 2 Capital” means Tier 2 capital for the purposes of the Capital Regulations.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor trustee shall have become such pursuant to the applicable provisions of this Subordinated Debt Securities Indenture, and thereafter “Trustee” shall mean the Person who is then the Trustee hereunder, and if at any time there is more than one such Person, “Trustee” shall mean and include each such Person; and “Trustee” as used with respect to the Subordinated Debt Securities of any series shall mean the Trustee with respect to the Subordinated Debt Securities of such series. For purposes of Section 6.07 herein, the term Trustee shall also include the Trustee acting in all other capacities.

“U.K. bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a U.K. resolution regime under the Banking Act, pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. authority” is to any authority with the ability to exercise a U.K. bail-in power.

“U.K. Taxing Jurisdiction” has the meaning set forth in Section 10.04.

“U.S. Treasury Rate” has the meaning set forth in Section 2.01 of the Ninth Supplemental Indenture.

“Write-down and Conversion Powers” means the powers under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

Section 3.02. Deletion of Definitions.  With respect to the Notes only, the following definitions shall be deleted in their entirety in Section 1.01 of the Base Indenture:

“ADR Custodian” means the custodian under the ADR Deposit Agreement.

“ADR Deposit Agreement” means the Deposit Agreement dated as of August 17, 1992, amended and restated as of February 8, 1999, as further amended and restated as of November 2, 2001, and as may be further amended from time to time between the Company and The Bank of New York Mellon (previously named The Bank of New York) and the holders from time to time of American Depositary Receipts issued thereunder.

“ADR Depositary” means the depositary under the ADR Deposit Agreement.

“Clearstream Luxembourg” means, Clearstream Banking, société anonyme, or its nominee or its or their successor.

“Deferred Interest” has the meaning specified in Section 3.07.

“Deferred Payment Date” has the meaning specified in Section 3.07.

“Deferred Record Date”, when used for the interest payable on any Deferred Payment Date on Subordinated Debt Securities of any series, means the date specified for the purpose pursuant to Section 3.01.

“Dollar Preference Shares” means a designated series of non-cumulative dollar preference shares, nominal value of $.01 each, of the Company for which, if applicable to a particular series of Subordinated Debt Securities, the Company may exchange or convert any series of Subordinated Debt Securities.

“Exchange Date”, when used with respect to any applicable series of Subordinated Debt Securities, has the meaning specified in Section 13.03.

“Exchange Securities” has the meaning specified in Section 3.01(l).

“Foreign Currency” means the euro or any currency issued by the government of any country (or a group of countries or participating member states) other than the United States which as at the time of payment is legal tender for the payment of public and private debts

“Foreign Government Securities” means with respect to Subordinated Debt Securities of any series that are denominated in a Foreign Currency, non-callable (i) direct obligations of the participating member state or government that issued such Foreign Currency for the payment of which obligations its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such participating member state or government, the payment of which obligations is unconditionally guaranteed as a full faith and credit obligation of such participating member state or government. For the avoidance of doubt, for all purposes hereof, euro shall be deemed to have been issued by each participating member state from time to time.

“Taxing Jurisdiction” has the meaning specified in Section 10.04.

Section 3.03. Notices, Etc. to Trustee and Company.  With respect to the Notes only, Section 1.05 of the Base Indenture is amended and restated in its entirety and shall read as follows:

Section 1.05. Notices, Etc. to Trustee and Company.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Subordinated Debt Securities Indenture to be made upon, given or furnished to, or filed with,

(a)       the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing (which may be via email delivery of a copy of such document) to the Trustee at its Corporate Trust Office with a copy to The Bank of New York Mellon, Merck House, Seldown, Poole, Dorset BH15 1PX, United Kingdom (email : corpsov4@bnymellon.com), and the Trustee agrees to accept and act upon facsimile or email transmission of written instructions pursuant to this Subordinated Debt Securities Indenture; provided, however, that (x) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (y) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions; or

(b)       the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class air mail postage prepaid, to the Company, to 250 Bishopsgate, London, EC2M 4AA, United Kingdom (Attention: Group Secretariat) or at any other address previously furnished in writing to the Trustee by the Company.

If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding a conflict or inconsistency between such instructions and a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 3.04. Notice to Holders; Waiver.  With respect to the Notes only, Section 1.06 of the Base Indenture is amended in part to delete the last paragraph therein and to amend and restate the second paragraph therein, which shall read as follows:

For so long as the Subordinated Debt Securities of any series are represented by Global Securities, the Company will deliver a copy of all notices with respect to such series to the Holder through the Depositary, in accordance with its applicable procedures from time to time. Otherwise, notices to the Holders will be provided to the addresses that appear on the Subordinated Debt Security Register.

Section 3.05. Appointment of Agent for Service.  With respect to the Notes only, Section 1.14 of the Base Indenture is amended and restated in its entirety and shall read as follows:

Section 1.14. Appointment of Agent for Service.  The Company has designated and appointed CT Corporation System, 28 Liberty Street New York, NY 10005, United States, as its authorized agent upon which process may be served in any suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York arising out of or relating to the Subordinated Debt Securities or this Subordinated Debt Securities Indenture, but for that purpose only, and agrees that service of process upon said CT Corporation System shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in the Borough of Manhattan, The City of New York, New York. Such appointment shall be irrevocable so long as any of the Notes remain Outstanding until the appointment of a successor by the Company and such successor’s acceptance of such appointment. Upon such acceptance, the Company shall notify the Trustee of the name and address of such successor. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said CT Corporation System in full force and effect so long as any of the Notes shall be Outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Company to take any such action. The Company hereby submits (for the purposes of any such suit or proceeding) to the jurisdiction of any such court in which any such suit or proceeding is so instituted, and waives, to the extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit or proceeding.

Section 3.06. Execution, Authentication, Delivery and Dating.  With respect to the Notes only, the first paragraph of Section 3.03 of the Base Indenture is amended and restated in its entirety and shall read as follows:

In authenticating such Subordinated Debt Securities and accepting the additional responsibilities under this Subordinated Debt Securities Indenture in relation to such Subordinated Debt Securities, the Trustee shall be entitled to receive (in the case of subparagraph 3.03(b) below only at or before the time of the first request of the Company to the Trustee to authenticate the first Subordinated Debt Security of the series), and (subject to Section 6.01) shall be fully protected in relying upon:

(a)       the Company Order (x) requesting such authentication and setting forth delivery instructions, and (y) attaching the form of Subordinated Debt Securities setting forth the terms thereof established pursuant to Section 3.01 of this Subordinated Debt Securities Indenture and stating the recitals contained in Section 1.02 of this Subordinated Debt Securities Indenture, including that all conditions precedent for the authentication of such Subordinated Debt Securities have been complied with; and

(b)       an Opinion of Counsel stating that (x) the form and terms thereof have been established in conformity with the provisions of this Subordinated Debt Securities Indenture and (y) that such Subordinated Debt Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditor’s rights and by general principles of equity.

Section 3.07. Deletion of Deferred Payment Provisions.  With respect to the Notes only, the following Sections of the Base Indenture are amended and restated in their entirety and shall read as follows:

Section 3.01 Amount Unlimited, Issuable in Series.

…

(d)       the rate or rates, if any, at which the Subordinated Debt Securities of the series shall accrue interest or the manner of calculation of such rate or rates, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable or the manner of determination of such Interest Payment Dates, if other than as specified in Section 3.07, and, in the case of registered Subordinated Debt Securities, the Regular Record Date for the interest payable on any Interest Payment Date, and any dates required to be established pursuant to Section 7.01;

…

Section 3.07.  Payment; Interest Rights Preserved.  Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Subordinated Debt Securities, interest, if any, on any Subordinated Debt Securities which is payable, and is paid or duly provided for, on any Interest Payment Date shall be paid, in the case of registered Subordinated Debt Securities, to the Person in whose name that Subordinated Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest or, in the case of Global Securities held by any Holder, to the Holder including through a Paying Agent of the Company designated pursuant to Section 3.01 outside the United Kingdom for collection by the Holder.

In the case of registered Subordinated Debt Securities where payment is to be made in Dollars, payment at any Paying Agent’s office outside The City of New York will be made in Dollars by check drawn on, or, at the request of the Holder, by transfer to a Dollar account maintained by the payee with, a bank in The City of New York.

…

Section 11.06.  Subordinated Debt Securities Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Subordinated Debt Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Subordinated Debt Securities shall cease to accrue interest. Upon surrender of any such Subordinated Debt Security for redemption in accordance with said notice, such Subordinated Debt Security shall be paid by the Company at the Redemption Price, together with accrued but unpaid interest to (but excluding) the Redemption Date; provided, however, that with respect to any Subordinated Debt Securities in registered form, unless otherwise specified as contemplated by Section 3.01, a payment of interest which is payable on an Interest Payment Date which is the Redemption Date, shall be payable to the Holders of such Subordinated Debt Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date according to the terms of the Subordinated Debt Securities and the provisions of Section 3.07.  Subordinated Debt Securities in definitive form shall be presented for redemption to the Paying Agent.

If any Subordinated Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the Subordinated Debt Security shall, until paid, continue to accrue interest from and after the Redemption Date in accordance with its terms and the provisions of Section 3.07.

Section 3.08. Deletion of Exchange Provisions.  With respect to the Notes only, (i) Section 1.13 of the Base Indenture is amended by deleting the reference to “Exchange Date” therein, (ii) Section 3.01(l) of the Base Indenture is amended and restated in its entirety and shall read as follows:

(l) [Reserved];

and (iii) Section 3.05 of the Base Indenture is amended by deleting the following paragraph:

In the event that a Global Security is surrendered for redemption or exchange for Dollar Preference Shares or Exchange Securities in part pursuant to Section 11.07 or Section 13.05, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed or unexchanged portion of the principal of the Global Security so surrendered.

Section 3.09. Correction of Minor Defects in or Amendment of Subordinated Debt Securities.  With respect to the Notes only, Article 3 of the Base Indenture is amended by adding Section 3.13, which shall read as follows:

Section 3.13. Correction of Minor Defects in or Amendment of Subordinated Debt Securities.  If, after issuance of any Subordinated Debt Security (including any Global Security), the Company or the Trustee shall become aware of any ambiguity, defect or inconsistency in any term thereof, the Company and the Trustee agree to amend such Subordinated Debt Security (including any Global Security) as contemplated by Section 9.01(h) and the parties hereto shall provide for the execution, authentication, delivery and dating of one or more replacement Subordinated Debt Securities or Global Securities, as the case may be, pursuant to Section 3.03 hereto, provided, however, that such amendment is not materially adverse to Holders of any Outstanding Subordinated Debt Securities.

Section 3.10. Satisfaction and Discharge of Subordinated Debt Securities Indenture. With respect to the Notes only, Article 4 of the Base Indenture is amended by amending and restating Section 4.01 in its entirety, which shall read as follows:

Section 4.01. Satisfaction and Discharge of Subordinated Debt Securities Indenture.  This Subordinated Debt Securities Indenture shall upon Company Request (subject to Section 4.04) cease to be of further effect with respect to Subordinated Debt Securities of any series (except as to any surviving rights of registration of transfer or exchange of Subordinated Debt Securities of such series herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Subordinated Debt Securities Indenture with respect to the Subordinated Debt Securities of such series when:

(a)       all Subordinated Debt Securities of such series theretofore authenticated and delivered (other than (i) Subordinated Debt Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (ii) Subordinated Debt Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation;

(b)       the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Subordinated Debt Securities of such series; and

(c)       the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Subordinated Debt Securities Indenture with respect to the Subordinated Debt Securities of such series have been complied with.

Notwithstanding any satisfaction and discharge of this Subordinated Debt Securities Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge, including any termination under any bankruptcy law.

Section 3.11. Application of Trust Money. With respect to the Notes only, Article 4 of the Base Indenture is amended by amending and restating Section 4.02 in its entirety, which shall read as follows:

Section 4.02. [Reserved].

Section 3.12. Repayment to Company. With respect to the Notes only, Article 4 of the Base Indenture is amended by amending and restating Section 4.03 in its entirety, which shall read as follows:

Section 4.03.  Repayment to Company.  The Trustee, the Calculation Agent and any Paying Agent promptly shall pay to the Company upon Company Request any excess money and/or U.S. Government Obligations held by them at any time with respect to any series of Subordinated Debt Securities.

Section 3.13. PRA.  With respect to the Notes only, Article 4 of the Base Indenture is amended by adding Section 4.04, which shall read as follows:

Section 4.04. PRA.  The Company may only make a Company Request as provided under Article 4 of this Subordinated Debt Securities Indenture provided that (a) such right shall only apply to the extent not prohibited by CRD and (b) the Company (except to the extent that the Capital Regulations do not so require) has notified the PRA of its intention to do so before the Company makes such Company Request, the PRA has granted permission and the Company has complied with any other requirement of the Capital Regulations and/or PRA applicable at the time.

Section 3.14. Events of Default.  With respect to the Notes only, Section 5.01 of the Base Indenture is amended and restated in its entirety and shall read as follows:

Section 5.01. Events of Default.  “Event of Default”, wherever used herein with respect to the Subordinated Debt Securities, means the making of an order by a court of competent jurisdiction which is not successfully appealed within 30 days of the making of such order, or valid adoption by the shareholders of the Company of an effective resolution, for the winding-up of the Company (in each case, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency). The exercise of any U.K. bail-in power by the relevant U.K. authority shall not constitute a default or an Event of Default under this Section 5.01 or a Default under Section 5.03.

Section 3.15. Acceleration of Maturity; Rescission and Annulment. With respect to the Notes only, Section 5.02 of the Base Indenture is amended by adding the following paragraph at the end of the section:

If the Subordinated Debt Securities become due and payable and the Company fails to pay such amounts (or any damages awarded for breach of any obligations in respect of the Subordinated Debt Securities or this Subordinated Debt Securities Indenture) forthwith upon demand, notwithstanding the continuing right of any Holder to receive payment of the principal of and interest on the Subordinated Debt Securities, or to institute suit for the enforcement of any such payment, each as provided for under Section 316(b) (Directions and Waivers by Bondholders; Prohibition of Impairment of Holders’ Right to Repayment) of the Trust Indenture Act, the Trustee, in its own name and as trustee of an express trust, may institute proceedings for the winding up of the Company, and/or prove in a winding up of the Company for all such due and payable amounts (including any damages awarded for breach of any obligations in respect of the Subordinated Debt Securities or this Subordinated Debt Securities Indenture) but no other remedy shall be available to the Trustee or the Holders.

Section 3.16. Defaults; Collection of Indebtedness and Suits for Enforcement by Trustee.  With respect to the Notes only, Section 5.03 of the Base Indenture is amended and restated in its entirety and shall read as follows:

Section 5.03. Defaults; Collection of Indebtedness and Suits for Enforcement by Trustee. “Default” wherever used herein with respect to the Subordinated Debt Securities of a particular series, means any one of the following events (subject as provided below, whatever the reason for such Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)	the Company fails to pay any installment of interest in respect of the Subordinated Debt Securities of such series on or before the relevant Interest Payment Date and such failure continues for 14 days; or

(b)	the Company fails to pay all or any part of the principal amount of the Subordinated Debt Securities of such series when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for 7 days.

If a Default occurs and is continuing, the Trustee may commence a proceeding for the winding up of the Company, provided that the Trustee may not declare the principal amount of any Outstanding Subordinated Debt Securities of any series to be due and payable.

Subject to applicable law, the Trustee (acting on behalf of the Holders) and the Holders of the Subordinated Debt Securities by their acceptance thereof will be deemed to have waived to the fullest extent permitted by law any right of set-off, counterclaim or combination of accounts with respect to the Subordinated Debt Securities, the Ninth Supplemental Indenture or this Subordinated Debt Securities Indenture (or between the Company’s obligations under or in respect of any Subordinated Debt Security and any liability owed by a Holder to the Company) that they (or the Trustee acting on their behalf) might otherwise have against the Company, whether before or during any winding-up, liquidation or administration of the Company. Notwithstanding the above, if any of such rights and claims of any such Holder (or the Trustee acting on behalf of such Holders) against the Company are discharged by set-off, such Holder (or the Trustee acting on behalf of such Holders) will immediately pay an amount equal to the amount of such discharge to the Company or, in the event of any winding-up, liquidation or administration of the Company, the liquidator or administrator (or other relevant insolvency official), as the case may be, to be held on trust for the Senior Creditors and until such time as payment is made will hold a sum equal to such amount on trust for the Senior Creditors and accordingly such discharge shall be deemed not to have taken place.

Notwithstanding the foregoing and any other provisions, a failure to make any payment on the Subordinated Debt Securities of any series shall not be a Default if it is withheld or refused, upon independent counsel’s advice addressed to the Company and delivered to the Trustee, (i) in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction or (ii) as a result of the exercise of any U.K. bail-in power by the relevant U.K. authority, provided, however, that the Trustee may require the Company to take any action which, upon such independent counsel’s advice delivered to the Trustee, is appropriate and reasonable in the circumstances (including proceedings for a court declaration), in which case the Company shall immediately take and expeditiously proceed with the action and shall be bound by any final resolution resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the payment shall become due and payable on the expiration of the applicable 14-day or seven-day period after the Trustee gives written notice to the Company informing it of such determination.

Upon the occurrence of any Event of Default or Default, the Company shall give prompt written notice to the Trustee. Except as otherwise provided in this Article 5, the Trustee may proceed to protect and enforce its rights and the rights of the Holders of the Subordinated Debt Securities whether in connection with any breach by the Company of its obligations under the Subordinated Debt Securities, this Subordinated Debt Securities Indenture or otherwise, including by judicial proceedings, provided that the Company shall not, as a result of any such action by the Trustee, be required to pay any amount representing or measured by reference to principal or interest on the Subordinated Debt Securities of any series prior to any date on which the principal of, or any interest on, the Subordinated Debt Securities of any such series would have otherwise been payable.

No recourse for the payment of the principal of (or premium, if any) or interest, if any, on any Subordinated Debt Security, or for any claim based thereon and no recourse under or upon any obligation, covenant or agreement of the Company in this Subordinated Debt Securities Indenture, or in any Subordinated Debt Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any successor corporation of the Company, either directly or through the Company or any successor corporation whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that to the extent lawful all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Subordinated Debt Securities Indenture and the issue of the Subordinated Debt Securities.

No remedy against the Company, other than as referred to in this Article 5 of this Subordinated Debt Securities Indenture, shall be available to the Trustee or the Holders of the Subordinated Debt Securities whether for the recovery of amounts owing in respect of such Subordinated Debt Securities or under this Subordinated Debt Securities Indenture or in respect of any breach by the Company of its obligations under this Subordinated Debt Securities Indenture or in respect of the Subordinated Debt Securities, except that the Trustee and the Holders shall have such rights and powers as they are entitled to have under the Trust Indenture Act, including the Trustee’s prior lien on any amounts collected following a Default or Event of Default for payment of the Trustee’s fees and expenses, and provided that any payments on the Subordinated Debt Securities are subject to the subordination provisions set forth in this Subordinated Debt Securities Indenture.

Notwithstanding any contrary provisions, nothing shall impair the right of a Holder, absent the Holder’s consent, to sue for any payments due but unpaid with respect to the Subordinated Debt Securities.

Section 3.17. Unconditional Right of Holders to Receive Principal, Premium and Interest, if any.  With respect to the Notes only, Section 5.08 of the Base Indenture is amended and restated in its entirety, which shall read as follows:

Section 5.08.  Unconditional Right of Holders to Receive Principal, Premium and Interest, if any.  Subject to Article 12 in relation to subordination of Subordinated Debt Securities, and notwithstanding any other provision in this Subordinated Debt Securities Indenture, the Holder of any Subordinated Debt Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) interest, if any, on such Subordinated Debt Security on the respective Stated Maturities as expressed in such Subordinated Debt Security (or, in the case of redemption, on the Redemption Date) and, subject to Section 5.07, to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder or holder.

Section 3.18. Control by Holders.  With respect to the Notes only, Section 5.12 of the Base Indenture is amended in part to amend and restate paragraph (c) in its entirety and add a paragraph (d), which shall read as follows:

(c)       the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(d)       no provision herein shall be deemed to require the Trustee to take any action or forebear from any action directed by Holders unless the Trustee has received security and/or indemnity satisfactory to it in its sole discretion and if the Trustee does act in accordance with a Holders’ direction given under this Section 5.12 it shall not be liable for such action.

Section 3.19. Waiver of Past Defaults.  With respect to the Notes only, the first paragraph of Section 5.13 of the Base Indenture is amended and restated in its entirety, which shall read as follows:

The Trustee may without prejudice to its rights in respect of any subsequent Event of Default or Default from time to time and at any time waive any Event of Default or Default or authorize any proposed Event of Default or Default by the Company, provided that in its opinion the interests of the Holders shall not be materially prejudiced thereby and, provided further, that the Trustee shall not exercise any powers conferred on it by this clause in contravention of any notice in writing to the Company and the Trustee made pursuant to Section 5.02 hereof but so that no such notice shall affect any waiver or authorization previously given or made.  The Holders of not less than a majority in aggregate principal amount of the Outstanding Subordinated Debt Securities of any series may on behalf of the Holders of all the Subordinated Debt Securities of such series waive any past Event of Default or Default hereunder with respect to such series and its consequences, except an Event of Default or Default:

Section 3.20. Undertaking for Costs.  With respect to the Notes only, Section 5.14 of the Base Indenture is amended and restated in its entirety, which shall read as follows:

Section 5.14.  Undertaking for Costs.  All parties to this Subordinated Debt Securities Indenture agree, and each Holder of any Subordinated Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Subordinated Debt Securities Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant to such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than 10% in principal amount of the Outstanding Subordinated Debt Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on any Subordinated Debt Security on or after the respective Stated Maturities expressed in such Subordinated Debt Security (or, in the case of redemption, on or after the Redemption Date).

Section 3.21. Compensation and Reimbursement.  With respect to the Notes only, Section 6.07 of the Base Indenture is amended in part to add the following paragraphs after the last paragraph of Section 6.07:

The Trustee’s right to reimbursement and indemnity under this Section 6.07 shall survive the payment in full of the Subordinated Debt Securities, the discharge of this Subordinated Debt Securities Indenture, the resignation or removal of the Trustee and any termination of the Subordinated Debt Securities Indenture, including any termination under any bankruptcy law and (without prejudice to Section 4.02 of the Ninth Supplemental Indenture if, and to the extent applicable, as set out therein) any exercise of the U.K. bail-in power by the relevant U.K. authority with respect to the obligations owed or owing to Holders pursuant to or in connection with the Subordinated Debt Securities.

To the extent the Company’s obligations to reimburse and indemnify the Trustee pursuant to this Section 6.07 are excluded liabilities under the Banking Act or otherwise excluded from any exercise of the U.K. bail-in power by the relevant U.K. authority by legislation, rule, regulation or regulatory technical standard, such liabilities shall survive the application of such U.K. bail-in power.

Section 3.22. Reports by the Company. With respect to the Notes only, Section 7.04 of the Base Indenture is amended in part to add the following sentence at the end of sub-section (a):

The Company will be deemed to have delivered such reports or information referred to in this Section to the Trustee if the Company has filed such reports or information with the Commission via the EDGAR filing system (or any successor thereto) and such reports or information are publicly available;

Section 3.23. Reports by the Company. With respect to the Notes only, Section 7.04 of the Base Indenture is amended in part to add the following paragraph at the end of Section 7.04:

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein.

Section 3.24. Assumption of Obligations. With respect to the Notes only, Section 8.03 of the Base Indenture is amended in part by amending and restating sub-sections 8.03(a) and 8.03(b), which shall read as follows:

(a)       the successor entity shall expressly assume such obligations by an amendment to the Subordinated Debt Securities Indenture, executed by the Company and such successor entity, if applicable, and delivered to the Trustee, in form satisfactory to the Trustee, and the Company shall, by amendment to the Subordinated Debt Securities Indenture, unconditionally guarantee (such guarantee shall be given on a subordinated basis consistent with Article 12 hereof) all of the obligations of such successor entity under the Subordinated Debt Securities of such series and the Subordinated Debt Securities Indenture as so modified by such amendment (provided, however, that, for the purposes of the Company’s obligation to pay Additional Amounts, if any, payable pursuant to Section 10.04 in respect of the Subordinated Debt Securities, references to such successor entity’s country of organization and tax residence will be added to references to the United Kingdom in the definition of U.K. Taxing Jurisdiction);

(b)       such successor entity shall confirm in writing in such amendment to the Subordinated Debt Securities Indenture that such successor entity will pay all Additional Amounts, if any, payable pursuant to Section 10.04 in respect of all the Subordinated Debt Securities (provided, however, that for these purposes such successor entity’s country of organization and tax residence will be substituted for the references to the United Kingdom in the definition of U.K. Taxing Jurisdiction);

Section 3.25. Notification of Assumption or Substitution to the PRA.  With respect to the Notes only, Article 8 of the Base Indenture is amended by adding Section 8.04, which shall read as follows:

Section 8.04. Notification of Assumption or Substitution to the PRA.  No such assumption or substitution as is referred to in Sections 8.01, 8.02 and 8.03 shall be effected in relation to any series of Subordinated Debt Securities, unless (except to the extent that the Capital Regulations do not so require) the Company has notified the PRA of its intention to do so before the date scheduled therefor and the PRA has granted consent thereto.

Section 3.26. Notification of Modification or Supplemental Indenture.  With respect to the Notes only, Article 9 of the Base Indenture is amended by adding Section 9.07, which shall read as follows:

Section 9.07. Notification of Modification or Supplemental Indenture.  No such modification shall be effected in relation to any series of Subordinated Debt Securities or the Ninth Supplemental Indenture pursuant to this Article 9 or Section 3.13 herein, unless (except to the extent that the Capital Regulations do not so require) the Company has notified the PRA of its intention to do so before the proposed modification and the PRA has granted permission thereto.

Section 3.27. Additional Amounts.  With respect to the Notes only, Section 10.04 of the Base Indenture is amended and restated in its entirety, which shall read as follows:

Section 10.04. Additional Amounts.  All amounts of principal, premium, if any, and interest, if any, on any series of Subordinated Debt Securities will be paid by the Company without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax (the “U.K. Taxing Jurisdiction”), unless such deduction or withholding is required by law.

Unless otherwise specified in any Board Resolution, or an Officer’s Certificate, establishing the terms of Subordinated Debt Securities of a series in accordance with Section 3.01, if deduction or withholding of any such taxes, levies, imposts, duties, charges, fees, deductions or withholdings shall at any time be required by the U.K. Taxing Jurisdiction, the Company will pay such additional amounts with respect to interest and any redemption premium, on any series of Subordinated Debt Securities (“Additional Amounts”) as may be necessary in order that the net amounts paid to the Holders of Subordinated Debt Securities of the particular series, after such deduction or withholding, shall equal the amounts of such payments which would have been payable in respect of such Subordinated Debt Securities had no such deduction or withholding been required; provided, however, that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding that would not have been payable or due but for the fact that:

(i)       the Holder or the beneficial owner of the Subordinated Debt Security is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, the U.K. Taxing Jurisdiction or otherwise has some connection with the U.K. Taxing Jurisdiction other than the mere holding or ownership of a Subordinated Debt Security, or the collection of the payment on any Subordinated Debt Security of the relevant series,

(ii)       except in the case of a winding-up of the Company in the United Kingdom, the relevant Subordinated Debt Security is presented (where presentation is required) for payment in the United Kingdom,

(iii)       the relevant Subordinated Debt Security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amount on presenting (where presentation is required) the Subordinated Debt Security for payment at the close of such 30 day period,

(iv)       the Holder or the beneficial owner of the relevant Subordinated Debt Security or the payment on such Subordinated Debt Security failed to comply with a request by the Company or its liquidator or other authorized person addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the U.K. Taxing Jurisdiction as a precondition to exemption or relief from all or part of such deduction or withholding,

(v)       the withholding or deduction is required to be made pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any agreement with the U.S. Treasury entered into with respect thereto, any U.S. Treasury regulation issued thereunder or any other official interpretations or guidance issued with respect thereto; any intergovernmental agreement entered into with respect thereto, or any law, regulation, or other official interpretation or guidance promulgated pursuant to such an intergovernmental agreement, or

(vi)       any combination of subclauses (i) through (v) above,

nor shall Additional Amounts be paid with respect to a payment on the Subordinated Debt Securities to any Holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the U.K. Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the Holder.

Whenever in this Subordinated Debt Securities Indenture there is mentioned, in the context of any Subordinated Debt Security, the payment of the principal, premium, if any, or interest, if any, on, or in respect of, any Subordinated Debt Security, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

Section 3.28. FATCA. With respect to the Notes only, Article 10 of the Base Indenture is amended by adding Section 10.08, which shall read as follows:

Section 10.08. FATCA. The Paying Agent shall be entitled to make any FATCA Withholding, and neither the Company nor the Paying Agent shall have any obligation to gross-up any payment hereunder or under the Subordinated Debt Securities as a result of any such FATCA Withholding. Each of the Company and the Paying Agent shall provide to the other party, upon request, such forms and documentation as may be reasonably necessary for the other party to determine whether it has any withholding or reporting obligations pursuant to FATCA in relation to the Subordinated Debt Securities, provided that the requested information is within the first party’s possession and such party is legally entitled to provide such information.

Section 3.29. Redemption and Repurchases of Subordinated Debt Securities.  With respect to the Notes only, Article 11 of the Base Indenture is amended by amending and restating Sections 11.01, 11.04, 11.08 and 11.09 in their entirety, and by adding Sections 11.10, 11.11 and 11.12, which shall read as follows:

Section 11.01. Applicability of Article.  Subordinated Debt Securities of any series shall be redeemable in accordance with their terms and (except as otherwise specified pursuant to Section 3.01 for Subordinated Debt Securities of any series) in accordance with this Article 11.  Subordinated Debt Securities of any series may not be redeemed except in accordance with provisions of applicable law, applicable provisions of the Capital Regulations and Section 11.12 below. The Subordinated Debt Securities of any series may not be redeemed in whole or in part at the option of the Holder thereof.

…

Section 11.04. Notice of Redemption. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Subordinated Debt Securities, notice of redemption shall be given (i) not less than 15 calendar days nor more than 30 calendar days prior to the Redemption Date to each Holder of Subordinated Debt Securities to be redeemed and (ii) to Trustee at least 5 business days prior to such date, unless a shorter notice period shall be satisfactory to the Trustee in the manner and to the extent provided in Section 1.06. Except as otherwise provided herein, such notice should be irrevocable but may be conditioned on the occurrence of any event or circumstance.

Any redemption notice will state:

a)	the Redemption Date;

b)	the Redemption Price;

c)	that, and subject to what conditions, the Redemption Price will become due and payable on the Redemption Date and that payments will cease to accrue on such date;

d)	the place or places at which each Holder may obtain payment of the Redemption Price; and

e)	the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to such series of Subordinated Debt Securities.

Notice of redemption of Subordinated Debt Securities to be redeemed at the selection of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

If the Company has elected to redeem Subordinated Debt Securities but prior to the payment of the redemption amount with respect to such redemption the relevant UK authority exercises its U.K. bail-in power in respect of the Subordinated Debt Securities, the relevant redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Section 11.08. Optional Redemption Due to Changes in Tax Treatment.  Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Subordinated Debt Securities and subject to the conditions set out in Section 11.12 below, the Company will have the option to redeem Subordinated Debt Securities of any series at its sole discretion, in whole but not in part, on not less than 15 calendar days nor more than 30 calendar days’ notice, at any time, at a Redemption Price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of any such series of Subordinated Debt Securities to (but excluding) the Redemption Date, if, at any time, the Company shall determine that as a result of a change in or amendment to the laws or regulations of the U.K. Taxing Jurisdiction (including any treaty to which a U.K. Taxing Jurisdiction is a party), or any change in the official application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective or applicable on or after a date included in the terms of such series of Subordinated Debt Securities pursuant to Section 3.01:

(a)       in making any payment under the Subordinated Debt Securities, including any payment in respect of principal or premium, if any, or interest, the Company has or will or would on the next Interest Payment Date become obligated to pay Additional Amounts;

(b)       the payment of interest on the next Interest Payment Date in respect of any of the Subordinated Debt Securities would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being);

(c)       on the next Interest Payment Date the Company would not be entitled to claim a deduction in respect of such payment of interest in computing its United Kingdom taxation liabilities (or the value of such deduction to the Company would be materially reduced);

(d)       the Company would not, as a result of the Subordinated Debt Securities being in issue, be able, to any material extent, to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which the Company is or would otherwise be grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the Issue Date or any similar system or systems having like effect as may from time to time exist); or

(e)       a future conversion into equity or write-down of the principal amount of the Subordinated Debt Securities would result in (A) a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, or (B) the Subordinated Debt Securities or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes.

In any case where the Company shall determine that as a result of any change in the official application or interpretation of any laws or regulations it is entitled to redeem the Subordinated Debt Securities of any series, the Company shall be required to deliver to the Trustee prior to the giving of any notice of redemption a written legal opinion of independent United Kingdom counsel of recognized standing (selected by the Company) in a form satisfactory to the Trustee confirming that the relevant change in the official application or interpretation of such laws or regulations has occurred and that the Company is entitled to exercise its right of redemption.

Section 11.09. Optional Redemption Due to a Capital Disqualification Event. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Subordinated Debt Securities and subject to the conditions set out in Section 11.12 below, the Company will have the option to redeem Subordinated Debt Securities of any series at its sole discretion, in whole but not in part, on not less than 15 calendar days nor more than 30 calendar days’ notice, at a Redemption Price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of such series of Subordinated Debt Securities to (but excluding) the Redemption Date if, at any time immediately prior to the giving of the notice referred to above, a Capital Disqualification Event has occurred and is continuing.

Section 11.10. Optional Redemption. Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Subordinated Debt Securities and subject to the conditions set out in Section 11.12 below, the Company may, at the Company’s option and in its sole discretion on not less than 15 calendar days nor more than 30 calendar days’ notice, redeem Subordinated Debt Securities of any series, in whole but not in part, on March 3, 2046, at a Redemption Price equal to 100% of the principal amount of the Subordinated Debt Securities of any series together with any accrued but unpaid interest to, but excluding, the Redemption Date. The Company shall not be required to deliver to the Trustee an Opinion of Counsel as described in Section 1.02 herein in connection with a redemption of the Subordinated Debt Securities pursuant to this Section 11.10.

Section 11.11. Repurchases.  Subject to the conditions set out in Section 11.12 below, the Company may from time to time purchase Subordinated Debt Securities in the open market or by tender or by private agreement, in any manner and at any price or at differing prices. Subordinated Debt Securities purchased or otherwise acquired by the Company may be (i) held, (ii) resold or (iii) at the Company’s sole discretion, surrendered to the Trustee for cancellation (in which case all Subordinated Debt Securities so surrendered will forthwith be cancelled in accordance with applicable law and thereafter may not be re-issued or resold).

Section 11.12. Early Redemption or Repurchases – PRA.  Subordinated Debt Securities may only be redeemed (and notice thereof given to the Holders of the Subordinated Debt Securities) or purchased by the Company prior to the Maturity Date pursuant to this Article 11, provided that (except to the extent that the Capital Regulations does not so require):

(a) the Company has given such notice to the PRA as the PRA may then require before the Company becomes committed to the proposed redemption or repurchase; and

(b) the PRA has granted permission for the Company to make such redemption or repurchase and the Company has complied with any other requirements of the Capital Regulations and/or the PRA applicable to such redemptions or repurchases at the time; and

(c) with respect to Sections 11.08 and 11.09 only, and except to the extent that the Capital Regulations does not so require, the Company may only redeem the Subordinated Debt Securities before five years after the date of issuance of the Subordinated Debt Securities if, in addition to the conditions set out in (a) and (b) above, the following conditions are met:

(i)	in the case of an optional redemption due to changes in tax treatment pursuant to Section 11.08, the Company demonstrates to the satisfaction of the PRA that the change in the applicable tax treatment relating to the Subordinated Debt Securities is material and was not reasonably foreseeable at the time of issuance of the Subordinated Debt Securities; or

(ii)	in the case of an optional redemption due to the occurrence of a Capital Disqualification Event pursuant to Section 11.09, (i) the PRA considers such change in the regulatory classification of such Subordinated Debt Securities to be sufficiently certain and (ii) the Company demonstrates to the satisfaction of the PRA that the Capital Disqualification Event was not reasonably foreseeable at the time of the issuance of the Subordinated Debt Securities.

Section 3.30. Exchanges Not Deemed Payment.  With respect to the Notes only, Section 12.10 of the Base Indenture is deleted in its entirety.

Section 3.31. Exchange of Subordinated Debt Securities.  With respect to the Notes only, Article 13 of the Base Indenture is deleted in its entirety.

Article 4

Section 4.01. Agreement with Respect to Exercise of U.K. Bail-In Power

(a)       Notwithstanding any other term of any Notes, the Indenture, or any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner, by its acquisition of Notes, each Holder (including each Beneficial Owner) of the Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. authority which may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Notes into ordinary shares or other securities or other obligations of the Company or another person; and/or (iii) the amendment or alteration of the Maturity of the Notes, or amendment of the amount of interest due on the Notes, or the Interest Payment Dates, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Notes solely to give effect to the exercise by the relevant U.K. authority of such U.K. bail-in power. Each Holder (including each Beneficial Owner) of the Notes further acknowledges and agrees that the rights of the Holders and Beneficial Owners under the Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. authority.

(b)       By its acquisition of Notes each Holder and Beneficial Owner:

(i)       acknowledges and agrees that upon the exercise of the U.K. bail-in power by the relevant U.K. authority it shall not give rise to a Default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(ii)       to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. authority with respect to the Notes;

(iii)       acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. authority, (a) the Trustee shall not be required to take any further directions from Holders of the Notes under Section 5.12 of the Indenture, and (b) neither the Base Indenture nor this Ninth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. authority;

Notwithstanding paragraph (b), if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. authority, the Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Notes following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Ninth Supplemental Indenture; and

(iv) (a) consented to the exercise of any U.K. bail-in power which may be imposed without any prior notice by the relevant U.K. authority of its decision to exercise such power with respect to the Notes; and

(b) authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Notes as it may be imposed, without any further action or direction on the part of such Holder or Beneficial Owner.

(c)       Upon the exercise of the U.K. bail-in power by the relevant U.K. authority with respect to the Notes, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying Holders of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

(d)       No repayment of the principal amount of the Notes or payment of interest on the Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company and the Group.

(e)       If the Company has elected to redeem Notes of this series but prior to the payment of the redemption amount with respect to such redemption the relevant U.K. authority exercises its U.K. bail-in power with respect to any Notes, the relevant redemption notices shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

(f)       Any Holder (including each Beneficial Owner) that acquires Notes in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and Beneficial Owners of the Notes that acquire the Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Notes related to the U.K. bail-in power.

Section 4.02. Concerning BRRD Liability. Notwithstanding and to the exclusion of any other term of the Indenture or any other agreements, arrangements, or understanding between the Company and the Trustee, the Trustee acknowledges and accepts that a BRRD Liability arising under the Indenture with respect to the Notes may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(a)       the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Company to the Trustee under the Indenture, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Company or another person (and the issue to or conferral on the Trustee of such shares, securities or obligations);

(iii) the cancellation of the BRRD Liability; and/or

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)       the variation of the terms of this the Indenture, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

Article 5
MISCELLANEOUS

Section 5.01. Effect of Supplemental Indenture.  Upon the execution and delivery of this Ninth Supplemental Indenture by the Company and the Trustee, and the delivery of the documents referred to in Section 5.02 herein, the Base Indenture shall be amended and supplemented in accordance herewith, and this Ninth Supplemental Indenture shall form a part of the Base Indenture for all purposes in respect of the Notes.

Section 5.02. Other Documents to Be Given to the Trustee. As specified in Section 9.03 of the Indenture and subject to the provisions of Section 6.03 of the Indenture, the Trustee shall be entitled to receive an Officer’s Certificate and an Opinion of Counsel stating the recitals contained in Section 1.02 of the Indenture, and in the case of such Opinion of Counsel, that this Ninth Supplemental Indenture is authorized or permitted by the Indenture, conforms to the requirements of the Trust Indenture Act, and (subject to Section 1.03 of the Indenture) constitutes valid and binding obligations of the Company enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights, as conclusive evidence that this Ninth Supplemental Indenture complies with the applicable provisions of the Base Indenture.

Section 5.03. Confirmation of Indenture. The Base Indenture and this Ninth Supplemental Indenture with respect to the Notes, is in all respects ratified and confirmed, and the Base Indenture, this Ninth Supplemental Indenture and all indentures supplemental thereto shall, in respect of the Notes, be read, taken and construed as one and the same instrument. This Ninth Supplemental Indenture constitutes an integral part of the Base Indenture with respect to the Notes. In the event of a conflict between the terms and conditions of the Base Indenture and the terms and conditions of this Ninth Supplemental Indenture, the terms and conditions of this Ninth Supplemental Indenture shall prevail with respect to the Notes.

Section 5.04. Concerning the Trustee. The Trustee does not make any representations as to the validity or sufficiency of this Ninth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not the Trustee. In entering into this Ninth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Base Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

Section 5.05. Governing Law. This Ninth Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, irrespective of conflicts of laws principles, except as stated in Section 1.12 of the Indenture, and except that the authorization and execution by the Company of this Ninth Supplemental Indenture and the Notes shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of the Company and the Trustee, as the case may be.

Section 5.06. Reparability. In case any provision contained in this Ninth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.07. Counterparts. This Ninth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Supplemental Indenture to be duly executed as of the date first written above.

NATWEST GROUP PLC, as Company

By:	/s/ Donal Quaid
	Name:	Donal Quaid
	Title:	Group Treasurer

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Trustee

By:	/s/ Nathan A. Hodd
	Name:	Nathan A. Hodd
	Title:	Authorised Signatory

[Signature Page to Ninth Supplemental Indenture]

EXHIBIT A

FORM OF GLOBAL NOTE

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

THE RIGHTS OF THE HOLDER OF THIS NOTE ARE, TO THE EXTENT AND IN THE MANNER SET FORTH IN SECTION 12.01 OF THE INDENTURE, SUBORDINATED TO THE CLAIMS OF OTHER CREDITORS OF THE COMPANY, AND THIS NOTE IS ISSUED SUBJECT TO THE PROVISIONS OF THAT SECTION 12.01, AND THE HOLDER OF THIS NOTE, BY ACCEPTING THE SAME, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS. THE PROVISIONS OF SECTION 12.01 OF THE INDENTURE AND THE TERMS OF THIS PARAGRAPH ARE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF SCOTLAND.

CUSIP No. [•]

ISIN No. [•]

NATWEST GROUP plc

$[•] FIXED-TO-FIXED RESET RATE SUBORDINATED TIER 2 NOTES DUE 20[•] (THE “NOTES”)

No. [•]	$[•]

NATWEST GROUP plc (herein called the “Company,” which term includes any successor person under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the principal sum of $[•] ([•] million dollars) on [•] (the “Maturity Date”) or on such earlier date as the principal hereof may become due in accordance with the terms hereof and to pay interest thereon in accordance with the terms set out below.

The Notes shall bear interest from (and including) [●], 2026 to (but excluding) [•] (the “Interest Reset Date”), at a rate of [●]% per annum, and from (and including) the Interest Reset Date to (but excluding) the Maturity Date (the “Reset Period”), at a rate per annum equal to the applicable U.S. Treasury Rate (as defined below) as determined by the Calculation Agent on the Reset Determination Date (as defined below), plus [●]%. Interest on the Notes will be paid semi-annually in arrear on [•] and [•] of each year (each, an “Interest Payment Date”), beginning on [●], 2026, to (and including) the Maturity Date. The Company’s obligation to pay the principal of and any interest on the Notes shall not be deferrable.

The “Reset Determination Date” will be the second business day immediately preceding the Interest Reset Date.

A “business day” means any day, other than Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the City of New York or in the City of London.

The “Calculation Agent” for the Notes is National Westminster Bank plc or its successor appointed by the Company, pursuant to a calculation agent agreement entered into on [●], 2026, as may be amended, supplemented, or superseded from time to time. The Calculation Agent shall determine the U.S. Treasury Rate in accordance with the following provisions:

(i)       “U.S. Treasury Rate” means, with respect to the Interest Reset Date, the rate per annum equal to: (1) the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for one-year maturity, for the five business days immediately prior to the Reset Determination Date and appearing under the caption “Treasury constant maturities” at 5:00 p.m. (New York City time) on the Reset Determination Date in the applicable most recently published statistical release designated “H.15 Daily Update”, or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury Constant Maturities”, for the maturity of one year; or (2) if such release (or any successor release) is not published during the week immediately prior to the Reset Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the Interest Reset Date.

(ii) If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to the Company equal to the yield on U.S. Treasury securities having a maturity of one year as set forth in the most recently published statistical release designated “H.15 Daily Update” under the caption “Treasury constant maturities” (or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities” for the maturity of one year) at 5:00 p.m. (New York City time) on the Reset Determination Date on which such rate was set forth in such release (or any successor release).

“Comparable Treasury Issue” means, with respect to the Reset Period, the U.S. Treasury security or securities selected by the Company with a maturity date on or about the last day of the Reset Period and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year.

“Comparable Treasury Price” means, with respect to the Interest Reset Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for the Interest Reset Date (calculated on the Reset Determination Date preceding the Interest Reset Date), after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then such Reference Treasury Dealer Quotation as quoted in writing to the Calculation Agent by a Reference Treasury Dealer.

“Reference Treasury Dealer” means each of up to five banks selected by the Company (following, where practicable, consultation with the Calculation Agent), or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S. dollars.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and the Interest Reset Date, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time), on the Reset Determination Date.

All percentages resulting from any calculation of any interest rate on the Notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

Interest on the Notes will be calculated on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such period.

The “Regular Record Dates” for the Notes will be the 15th calendar day immediately preceding each Interest Payment Date, whether or not a business day.

If any scheduled Interest Payment Date is not a business day, the Company will pay interest on the next day that is a business day, but interest on such payment will not accrue during the period from and after such scheduled Interest Payment Date.

If the scheduled Maturity Date or date of redemption or repurchase or repayment of the Notes is not a business day, the Company may pay interest and principal on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption, repurchase or repayment

If (i) the Company fails to pay any installment of interest in respect of this Note on or before the relevant Interest Payment Date and such failure continues for 14 days, or (ii) the Company fails to pay all or any part of the principal amount of this Note when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for 7 days (each of (i) and (ii), a “Default”), the Trustee may commence a proceeding for the winding up of the Company, provided that the Trustee may not declare the principal amount of any Outstanding Notes to be due and payable.

Payment of the principal amount of, and any interest on, this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  Such payment shall be made to the Holder including through a Paying Agent of the Company outside the United Kingdom for collection by the Holder.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner of such Note for the purpose of receiving payment of principal and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Notwithstanding any other term of any Notes, the Indenture, or any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner, by its acquisition of this Note, each Holder (including each Beneficial Owner) of this Note acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, this Note; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, this Note into ordinary shares or other securities or other obligations of the Company or another person; and (iii) the amendment or alteration of the maturity of this Note, or amendment of the amount of interest due on this Note, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of this Note solely to give effect to the exercise by the relevant U.K. authority of such U.K. bail-in power. Each Holder (including each Beneficial Owner) of this Note further acknowledges and agrees that the rights of the Holders and/or Beneficial Owners under this Note are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. authority.

For these purposes, “U.K. bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a U.K. resolution regime under the Banking Act, pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. authority” is to any authority with the ability to exercise a U.K. bail-in power.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated: [●], 2026

NATWEST GROUP PLC

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

Dated: [●], 2026

THE BANK OF NEW YORK, MELLON, LONDON BRANCH as Trustee

By:
Authorized Signatory

[Reverse of Note]

This note is one of a duly authorized issue of securities of the Company (herein called the “Notes”) issued and to be issued in one or more series under a Subordinated Debt Securities Indenture dated as of December 4, 2012, as amended and supplemented by the First Supplemental Indenture dated as of December 4, 2012, the Fourth Supplemental Indenture dated as of May 28, 2014 and the Sixth Supplemental Indenture dated as of August 19, 2020 (collectively, the “Base Indenture”) and the Ninth Supplemental Indenture dated as of [●], 2026 (the “Ninth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), in each case among the Company, as issuer, and The Bank of New York Mellon, acting through its London Branch, as trustee (herein called the “Trustee” which term includes any successor trustee under the Indenture).  Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $[●].

The Company may, from time to time, without the consent of the Holders of the Notes, issue Additional Subordinated Debt Securities having the same ranking and same interest rate, Maturity, redemption terms and other terms as the Notes of this series, except for the price to the public and issue date and first Interest Payment Date, of the Notes of this series. Any such Additional Subordinated Debt Securities, together with the Notes of this series, may constitute a single series of Notes under the Indenture and shall be included in the definition of “Subordinated Debt Securities” in the Indenture where the context requires; provided, however, that if the original Notes of this series are determined by the Company to be debt for U.S. federal income tax purposes and the Additional Subordinated Debt Securities are not fungible with the Outstanding Notes of this series for U.S. federal income tax purposes, the Additional Subordinated Debt Securities must have a CUSIP, ISIN and/or other identifying number (as the case may be) different from those used for the Outstanding Notes of this series.

The Notes will initially be issued in the form of one or more global Notes (each, a “Global Note”). Except as provided in the Indenture, a Global Note shall not be exchangeable for one or more definitive Notes.

The Notes of this series will constitute direct unconditional, unsecured and subordinated obligations of the Company, as described herein, and will rank pari passu without any preference among themselves and junior in right of payment to the claims of any existing and future unsecured and unsubordinated indebtedness of the Company.

The rights of the Holders of the Notes of this series are, to the extent and in the manner set forth in Section 12.01 of the Indenture, subordinated to the claims of all Senior Creditors of the Company, and this series of Notes is issued subject to the provisions of that Section 12.01, and the holders of this series of Notes, by accepting the same, agree to and shall be bound by such provisions.  The provisions of Section 12.01 of the Indenture and the terms of this paragraph are governed by, and shall be construed in accordance with, the laws of Scotland.

If an Event of Default with respect to the Notes of this series shall have occurred and be continuing, then in every such case the Trustee or the Holder or Holders of not less than 25% in aggregate principal amount of the Outstanding Notes of this series may declare the principal amount of, and any accrued but unpaid interest on, all the Notes of this series to be due and payable immediately, in the manner, with the effect and subject to the conditions provided in the Indenture.

Except as otherwise provided in Article 5 of the Indenture, the Trustee may proceed to protect and enforce its rights and the rights of the Holders of the Notes whether in connection with any breach by the Company of its obligations under the Notes, the Indenture or otherwise, including by judicial proceedings, provided that the Company shall not, as a result of any such action by the Trustee, be required to pay any amount representing or measured by reference to principal or interest on the Notes prior to any date on which the principal of, or any interest on, the Notes would have otherwise been payable.

If a Default occurs and is continuing, the Trustee may commence a proceeding for the winding up of the Company, provided that the Trustee may not declare the principal amount of any Outstanding Notes to be due and payable.

Notwithstanding any other provisions of the Indenture, failure to make any payment on the Notes shall not be a Default if it is withheld or refused, upon independent counsel’s advice addressed to the Company and delivered to the Trustee, in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction, provided, however, that the Trustee may require the Company to take any action which, upon such independent counsel’s advice delivered to the Trustee, is appropriate and reasonable in the circumstances (including proceedings for a court declaration), in which case the Company shall immediately take and expeditiously proceed with the action and shall be bound by any final resolution resulting therefrom. If any such action results in a determination that the relevant payment can be made without violating any applicable law, regulation or order then the payment shall become due and payable on the expiration of the applicable 14-day or seven-day period after the Trustee gives written notice to the Company informing it of such determination.

Subject to applicable law, the Trustee (acting on behalf of the Holders) and the Holders of the Notes by their acceptance thereof will be deemed to have waived to the fullest extent permitted by law any right of set-off, counterclaim or combination of accounts with respect to the Notes, the Ninth Supplemental Indenture or the Base Indenture (or between the Company’s obligations under or in respect of the Notes and any liability owed by a Holder to the Company) that they (or the Trustee acting on their behalf) might otherwise have against the Company, whether before or during any winding-up, liquidation or administration of the Company. Notwithstanding the above, if any of such rights and claims of any such Holder (or the Trustee acting on behalf of such Holders) against the Company are discharged by set-off, such Holder (or the Trustee acting on behalf of such Holders) will immediately pay an amount equal to the amount of such discharge to the Company or, in the event of any winding-up, liquidation or administration of the Company, the liquidator or administrator (or other relevant insolvency official), as the case may be, to be held on trust for the Senior Creditors and until such time as payment is made will hold a sum equal to such amount on trust for the Senior Creditors and accordingly such discharge shall be deemed not to have taken place.  The terms of this paragraph are governed by, and shall be construed in accordance with, the laws of Scotland.

No remedy against the Company, other than as referred to in Article 5 of the Indenture, shall be available to the Trustee or the Holders of the Notes whether for the recovery of amounts owing in respect of such Notes or under the Indenture or in respect of any breach by the Company of its obligations under the Indenture or in respect of the Notes, except that the Trustee and the Holders shall have such rights and powers as they are entitled to have under the Trust Indenture Act, including the Trustee’s prior lien on any amounts collected following a Default or Event of Default for payment of the Trustee’s fees and expenses, and provided that any payments on the Notes are subject to the subordination provisions set forth in the Indenture.

All amounts of principal, premium, if any, and interest on the Notes will be paid by the Company without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any political subdivision or any authority thereof or therein having the power to tax (the “U.K. Taxing Jurisdiction”), unless such deduction or withholding is required by law.

If deduction or withholding of any such taxes, levies, imposts, duties, charges, fees, deductions or withholdings shall at any time be required by the U.K. Taxing Jurisdiction, the Company will pay such additional amounts with respect to interest and any redemption premium on the Notes (“Additional Amounts”) as may be necessary in order that the net amounts paid to the Holders of the Notes, after such deduction or withholding, shall equal the amounts of such payments which would have been payable in respect of such Notes had no such deduction or withholding been required; provided, however, that the foregoing will not apply to any such tax, levy, impost, duty, charge, fee, deduction or withholding that would not have been payable or due but for the fact that:

(i) the Holder or the beneficial owner of the Note is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, the U.K. Taxing Jurisdiction or otherwise has some connection with the U.K. Taxing Jurisdiction other than the mere holding or ownership of a Note, or the collection of the payment on any Note,

(ii) except in the case of a winding-up of the Company in the United Kingdom, the Note is presented (where presentation is required) for payment in the United Kingdom,

(iii) the Note is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amount on presenting (where presentation is required) the Note for payment at the close of such 30 day period,

(iv) the Holder or the beneficial owner of the Note or the payment on such Note failed to comply with a request by the Company or its liquidator or other authorized person addressed to the Holder (x) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (y) to make any declaration or other similar claim to satisfy any requirement, which in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the U.K. Taxing Jurisdiction as a precondition to exemption or relief from all or part of such deduction or withholding,

(v) the withholding or deduction is required to be made pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, any agreement with the U.S. Treasury entered into with respect thereto, any U.S. Treasury regulation issued thereunder or any other official interpretations or guidance issued with respect thereto; any intergovernmental agreement entered into with respect thereto, or any law, regulation, or other official interpretation or guidance promulgated pursuant to such an intergovernmental agreement, or

(vi) any combination of subclauses (i) through (v) above,

nor shall Additional Amounts be paid with respect to a payment on the Notes to any Holder who is a fiduciary or partnership or person other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the U.K. Taxing Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the Holder.

Whenever in the Indenture there is mentioned, in the context of Notes, the payment of the principal, premium, if any, or interest on, or in respect of, any Notes, such mention shall be deemed to include mention of the payment of Additional Amounts provided for herein to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of the foregoing paragraph and as if express mention of the payment of Additional Amounts (if applicable) were made in any provisions hereof where such express mention is not made.

The Notes of this series may not be redeemed by the Company except as provided in the Indenture.  The Notes of this series may not be redeemed in whole or in part at the option of the Holder thereof.

Subject to the conditions set forth below, the Company will have the option to redeem Notes of this series at its sole discretion, in whole but not in part, on not less than 15 calendar days nor more than 30 calendar days’ notice, at any time, at a Redemption Price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of the Notes to (but excluding) the Redemption Date, if, at any time, the Company shall determine that as a result of a change in or amendment to the laws or regulations of the U.K. Taxing Jurisdiction (including any treaty to which a U.K. Taxing Jurisdiction is a party), or any change in the official application or interpretation of such laws or regulations (including a decision of any court or tribunal) which change or amendment becomes effective on or after [●], 2026:

(a)	in making any payment under the Notes, including any payment in respect of principal or premium, if any, or interest, the Company has or will or would on the next Interest Payment Date become obligated to pay Additional Amounts;

(b)	payment of interest on the next Interest Payment Date in respect of any of the Notes would be treated as a “distribution” within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom (or any statutory modification or re-enactment thereof for the time being);

(c)	on the next Interest Payment Date the Company would not be entitled to claim a deduction in respect of such payment of interest in computing its United Kingdom taxation liabilities (or the value of such deduction to the Company would be materially reduced);

(d)	the Company would not, as a result of the Notes being in issue, be able, to any material extent, to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which the Company is or would otherwise be grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at [●], 2026, or any similar system or systems having like effect as may from time to time exist); or

(e)	a future conversion into equity or write-down of the principal amount of the Notes would result in (A) a United Kingdom tax liability, or the receipt of income or profit which would be subject to United Kingdom tax, or (B) the Notes or any part thereof being treated as a derivative or an embedded derivative for United Kingdom tax purposes.

In any case where the Company shall determine that as a result of any change in the official application or interpretation of any laws or regulations it is entitled to redeem Notes of this series, the Company shall be required to deliver to the Trustee prior to the giving of any notice of redemption a written legal opinion of independent United Kingdom counsel of recognized standing (selected by the Company) in a form satisfactory to the Trustee confirming that the relevant change in the official application or interpretation of such laws or regulations has occurred and that the Company is entitled to exercise its right of redemption.

Subject to the conditions set forth below, the Company will have the option to redeem Notes of this series at its sole discretion, in whole but not in part, on not less than 15 calendar days nor more than 30 calendar days’ notice, at any time, at a Redemption Price equal to 100% of the principal amount, together with accrued but unpaid interest, if any, in respect of the Notes to (but excluding) the Redemption Date, if, at any time immediately prior to the giving of the notice referred to above, a Capital Disqualification Event has occurred and is continuing.

Subject to the conditions set forth below, the Company may, at the Company’s option and in its sole discretion, redeem Notes of this series, in whole but not in part, on the Optional Redemption Date at a Redemption Price equal to 100% of the principal amount of the Notes of this series together with any accrued but unpaid interest to, but excluding, the Redemption Date.

Subject to the conditions set forth below, the Company may also from time to time purchase Notes in the open market or by tender or by private agreement, in any manner and at any price or at differing prices. Notes purchased or otherwise acquired by the Company may be (i) held, (ii) resold or (iii) at the Company’s sole discretion, surrendered to the Trustee for cancellation (in which case all Notes so surrendered will forthwith be cancelled in accordance with applicable law and thereafter may not be re-issued or resold).

Notwithstanding any other provision, the Notes may only be redeemed (and notice thereof given to the Holders of the Notes) or purchased by the Company prior to the Maturity Date as set forth in the foregoing paragraphs provided that (except to the extent that the Capital Regulations does not so require):

(a)      the Company has given such notice to the PRA as the PRA may then require before the Company becomes committed to the proposed redemption or repurchase; and

(b)      the PRA has granted permission for the Company to make such redemption or repurchase and the Company has complied with any other requirements of the Capital Regulations and/or the PRA applicable to such redemptions or repurchases at the time; and

(c)      with respect to redemption of the Notes only, and except to the extent the Capital Regulations does not so require, the Company may only redeem the Notes before five years after the date of issuance of the Notes if, in addition to the conditions set out in (a) and (b) above, the following conditions are met:

(i)	in the case of an optional redemption due to changes in tax treatment, the Company demonstrates to the satisfaction of the PRA that the change in the applicable tax treatment relating to the Notes is material and was not reasonably foreseeable at the time of issuance of the Notes; or

(ii)	in the case of an optional redemption due to the occurrence of a Capital Disqualification Event, (i) the PRA considers the change in the regulatory classification of the Notes to be sufficiently certain and (ii) the Company demonstrates to the satisfaction of the PRA that the Capital Disqualification Event was not reasonably foreseeable at the time of the issuance of the Notes; and

(d)      the Company has complied with any alternative or additional preconditions set out in the relevant Capital Regulations and/or required by the PRA as a prerequisite to its consent to such redemptions or repurchases at the time.

If the Company elects to redeem the Notes of this series, the Notes will cease to accrue interest from the Redemption Date, provided the Redemption Price has been paid in accordance with the Indenture.

Upon payment of (i) the amount of principal so declared due and payable and (ii) accrued and unpaid interest, all of the Company’s obligations in respect of the payment of the principal of, and accrued and unpaid interest on, the Notes of this series shall terminate.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected thereby by the Company and the Trustee with the consent of the Holders of not less than 66⅔% in principal amount of the Notes at the time Outstanding of each such series provided, however, that no such amendment or modification shall be effected in relation to any Note, unless (except to the extent that the Capital Regulations do not so require) the Company has notified the PRA of its intention to do so before the proposed modification and the PRA has granted its permission thereto.  The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Notes of each series, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Events of Default and Defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, if and when due and payable, the principal of, and interest on, this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As set forth in, and subject to, the provisions of the Indenture, no Holder of any Note of this series will have the right to institute any proceeding with respect to the Indenture, this Note or any remedy thereunder; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal or interest as and when the same shall have become due and payable in accordance with the terms hereof and the Indenture.

Subject to the subordination provisions herein, no provision of this Note or of the Indenture shall alter or impair the right of the Holder of this Note, which is absolute and unconditional, to receive payment of the principal of, and interest on, this Note when due and payable in accordance with the provisions of this Note and the Indenture and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Notwithstanding any other term of any Notes, the Indenture, or any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner, by its acquisition of Notes, each Holder (including each Beneficial Owner) of the Notes acknowledges, accepts, agrees to be bound by and consents to the exercise of any U.K. bail-in power by the relevant U.K. authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, the Notes; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, the Notes into ordinary shares or other securities or other obligations of the Company or another person; and (iii) the amendment or alteration of the maturity of the Notes, or amendment of the amount of interest due on the Notes, or the dates on which interest becomes payable, including by suspending payment for a temporary period; which U.K. bail-in power may be exercised by means of variation of the terms of the Notes solely to give effect to the exercise by the relevant U.K. authority of such U.K. bail-in power. Each Holder (including each Beneficial Owner) of the Notes further acknowledges and agrees that the rights of the Holders and/or Beneficial Owners under the Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. bail-in power by the relevant U.K. authority.

For these purposes, “U.K. bail-in power” is any write-down, conversion, transfer, modification or suspension power existing from time to time under any laws, regulations, rules or requirements relating to the resolution of banks, banking group companies, credit institutions and/or investment firms incorporated in the United Kingdom in effect and applicable in the United Kingdom to the Company or other members of the Group, including but not limited to any such laws, regulations, rules or requirements which are implemented, adopted or enacted within the context of a U.K. resolution regime under the Banking Act, pursuant to which any obligations of a bank, banking group company, credit institution or investment firm or any of its affiliates can be reduced, cancelled, modified, transferred and/or converted into shares or other securities or obligations of the obligor or any other person (or suspended for a temporary period) or pursuant to which any right in a contract governing such obligations may be deemed to have been exercised. A reference to the “relevant U.K. authority” is to any authority with the ability to exercise a U.K. bail-in power.

By its acquisition of Notes each Holder (including each Beneficial Owner) of the Notes:

(a)       acknowledges and agrees that upon the exercise of the U.K. bail-in power by the relevant U.K. authority it shall not give rise to a Default or an Event of Default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act;

(b)       to the extent permitted by the Trust Indenture Act, waives any and all claims against the Trustee for, agrees not to initiate a suit against the Trustee in respect of, and agrees that the Trustee shall not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the U.K. bail-in power by the relevant U.K. authority with respect to the Notes; and

(c)       acknowledges and agrees that, upon the exercise of any U.K. bail-in power by the relevant U.K. authority, (a) the Trustee shall not be required to take any further directions from Holders of the Notes under Section 5.12 of the Indenture, and (b) neither the Base Indenture nor this Ninth Supplemental Indenture shall impose any duties upon the Trustee whatsoever with respect to the exercise of any U.K. bail-in power by the relevant U.K. authority.

Notwithstanding the foregoing, if, following the completion of the exercise of the U.K. bail-in power by the relevant U.K. authority, the Notes remain outstanding (for example, if the exercise of the U.K. bail-in power results in only a partial write-down of the principal of the Notes), then the Trustee’s duties under the Indenture shall remain applicable with respect to the Notes following such completion to the extent that the Company and the Trustee shall agree pursuant to a supplemental indenture or an amendment to the Ninth Supplemental Indenture; and

(d)	(i) consents to the exercise of any U.K. bail-in power as it may be imposed without any prior notice by the relevant U.K. authority of its decision to exercise such power with respect to the Notes; and

(ii) authorizes, directs and requests DTC and any direct participant in DTC or other intermediary through which it holds such Notes to take any and all necessary action, if required, to implement the exercise of any U.K. bail-in power with respect to the Notes as it may be imposed, without any further action or direction on the part of such Holder or Beneficial Owner.

No repayment of the principal amount of the Notes or payment of interest on the Notes shall become due and payable after the exercise of any U.K. bail-in power by the relevant U.K. authority unless, at the time that such repayment or payment, respectively, is scheduled to become due, such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company and the Group.

Upon the exercise of the U.K. bail-in power by the relevant U.K. authority with respect to the Notes, the Company shall provide a written notice to DTC as soon as practicable regarding such exercise of the U.K. bail-in power for purposes of notifying Holders of such occurrence. The Company shall also deliver a copy of such notice to the Trustee for information purposes.

If the Company has elected to redeem Notes of this series but prior to the payment of the redemption amount with respect to such redemption the relevant U.K. authority exercises its U.K. bail-in power with respect to any Notes, the relevant redemption notices shall be automatically rescinded and shall be of no force and effect, and no payment of the redemption amount will be due and payable.

Any Holder (including each Beneficial Owner) that acquires Notes in the secondary market shall be deemed to acknowledge and agree to be bound by and consent to the same provisions specified in the Indenture to the same extent as the Holders and Beneficial Owners of the Notes that acquire the Notes upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by and consent to the terms of the Notes related to the U.K. bail-in power.

This Note will be governed by the laws of the State of New York except that the subordination provisions and the waiver of the right to set-off by the Holders and by the Trustee acting on behalf of Holders contained herein will be governed by the laws of Scotland.

Unless otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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